As filed with the Securities and Exchange Commission on January 19, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hutchinson Technology Incorporated
(Exact name of registrant as specified in its charter)

Minnesota	41-0901840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
40 West Highland Park Drive N.E.
Hutchinson, Minnesota 55350-9784
(320) 587-3797
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John A. Ingleman
Chief Financial Officer
40 West Highland Park Drive N.E.
Hutchinson, Minnesota 55350-9784
(320) 587-3797
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Peggy Steif Abram
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☑
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

CALCULATION OF REGISTRATION FEE(1)

Proposed
		Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered(2)	Registered(3)	Per Unit(3)	Offering Price(1)(4)	Registration Fee(3)

Debt securities and common stock, par value $0.01 per share(5)			$200,000,000	$21,400

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)	An indeterminate number of or an indeterminate aggregate principal amount of the securities of each identified class is being registered as may at various times be issued at indeterminate prices. The registrant is deferring payment of the amount of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, except for $21,400 with respect to $200,000,000 of debt securities which may be offered pursuant to the preliminary prospectus supplement and accompanying prospectus filed on the date hereof and any amendment or supplement thereto.

(4)	No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities.

(5)	Associated with the common stock are common share purchase rights that will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.

PROSPECTUS
Senior Debt Securities
Subordinated Debt Securities
Common Stock

          This prospectus relates to common stock and debt securities which we may sell from time to time in one or more offerings. The debt securities may be convertible into or exchangeable for shares of our common stock. We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 19, 2006

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell debt securities or common stock either separately or in units, in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
          You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.
WHERE YOU CAN FIND MORE INFORMATION
          We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available at the office of the National Association of Securities Dealers, Inc. For more information on obtaining copies of our public filings at the National Association of Securities Dealers, Inc., you should write to National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended September 25, 2005 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2006 Annual Meeting of Shareholders);

•	Quarterly Report on Form 10-Q for the quarter ended December 25, 2005;

•	Current Reports on Form 8-K dated October 18, 2005, December 6, 2005 and December 28, 2005;

•	the description of our common stock contained in our Registration Statement on Form 8-A dated June 9, 1986, as amended by Amendment No. 1 on Form 8-A/ A dated January 22, 1999, and any amendment or report filed for the purpose of updating that description; and

•	the description of our common share purchase rights contained in our Registration Statement on Form 8-A dated July 19, 2000, and any amendment or report filed for the purpose of updating that description.
          Any statement made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
          You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at Hutchinson Technology Incorporated, 40 West Highland Park Drive, N.E. Hutchinson, Minnesota 55350-9784, Attention: Investor Relations, or by telephone to Investor Relations at (800) 689-0755.
THE COMPANY
          Hutchinson Technology Incorporated is the world’s leading supplier of suspension assemblies for hard disk drives (“disk drives”), supplying products for all sizes and types of disk drives. Suspension assemblies are critical components of disk drives that hold the read/write heads in position above the spinning magnetic disks. We manufacture our suspension assemblies with proprietary technology and processes to precise specifications with very low part-to-part variation. These specifications are critical to maintaining the necessary microscopic clearance between the head and disk and the electrical connectivity between the head and the drive circuitry. We estimate that we produce a majority of all suspension assemblies sold to disk drive manufacturers and their suppliers, including read/write head manufacturers, worldwide. We supply nearly all domestic and foreign-based manufacturers of disk drives and manufacturers of disk drive components, for all sizes of disk drives, including Alps, ExcelStor, Fujitsu, Hitachi Global Storage Technologies, Innovex, Kaifa, Magnecomp Precision Technology, Maxtor, Pemstar, SAE Magnetics/TDK, Samsung, Seagate Technology, Shenzhen Hai Liang Storage Products Co., Ltd., Toshiba and Western Digital.
          We have developed significant proprietary capabilities in the design and production of suspension assemblies for both current and emerging disk drive designs. We also have developed advanced suspension assemblies in anticipation of new generations of higher performance disk drives and read/write heads. We have the capability to produce multiple variations of suspension assemblies, which permits us to assist customers’ design efforts and meet the varied and changing requirements of specific customers.
          When we refer to “we,” “us” or the “company” we mean Hutchinson Technology Incorporated and its subsidiaries unless the context indicates otherwise.

USE OF PROCEEDS
          Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and may be used to:

•	meet our working capital requirements;

•	fund capital expenditures; and

•	refinance debt.
          Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest bearing obligations.
RATIOS OF EARNINGS TO FIXED CHARGES

	3 Months		Fiscal Year Ended
	Ended
	December 25,		September 25,		September 26,		September 28,		September 29,		September 30,
	2005		2005		2004		2003		2002		2001

Ratio of Earnings to Fixed Charges	4.38	x	10.30	x	7.16	x	8.59	x	2.04	x	—
Deficiency of Earnings to Cover Fixed Charges	—		—		—		—		—		1.96	x
          For purposes of calculating the ratios, earnings (loss) consist of:

•	pre-tax income (loss) from continuing operations;

•	amortization of capitalized interest; and

•	fixed charges,
and exclude capitalized interest.
          For purposes of calculating the ratios, fixed charges consist of:

•	interest on debt, both expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness; and

•	the estimated interest included in rental expense.
DESCRIPTION OF COMMON STOCK
          This section describes the general terms of our common stock. The following description is a summary and is subject to the provisions of our amended and restated articles of incorporation, our restated bylaws and our share rights agreement, which have been filed as exhibits to the registration statement of which this prospectus is a part. You should read our amended and restated articles of incorporation, our restated bylaws and our share rights agreement for additional information before you buy any common stock or any securities which may be exercised or exchangeable for or converted into common stock.
General
          Shares Outstanding. As of January 13, 2006, our authorized common stock was 100,000,000 shares, of which 25,611,454 shares were issued and outstanding.
          Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. However, we presently intend to retain any earnings for use in our business and do not anticipate paying cash dividends in the foreseeable future. Certain of our financing agreements contain restrictive covenants which, among other things, impose limitations on the payment of dividends.
          Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our shareholders. Each holder of common stock is entitled to one vote per share. Holders of common stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director.
          Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets able to be distributed to our shareholders. When we issue securities in the future, holders of common stock have no preemptive rights to buy any portion of those issued securities. Each share of common stock includes a right to purchase additional shares of common stock if the conditions discussed below under the heading “— Rights Agreement” occur.
          Listing. Our outstanding shares of common stock are traded on the Nasdaq National Market System under the symbol “HTCH.” Wells Fargo Bank, N.A. serves as the transfer agent and registrar for our common stock.
          Fully Paid. Our outstanding shares of common stock are fully paid and nonassessable. Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion, exchange or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.
Anti-Takeover Provisions Contained in our Articles of Incorporation and Bylaws
          Certain provisions of our amended and restated articles of incorporation may make it less likely that someone would acquire voting control of our company without the consent of our board of directors. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.
          Fair Price Provision. Our amended and restated articles of incorporation prohibit certain transactions between our company and direct and indirect owners of 20% or more of our voting stock, which we will refer to as “interested shareholders,” unless those transactions are approved by holders of at least two-thirds of the voting power of our outstanding voting stock. This two-thirds approval is in addition to any approval required by law. Transactions requiring the two-thirds approval include:

•	consolidations, mergers or sales or dispositions of all or substantially all of our assets involving an interested shareholder;

•	liquidations or dissolutions of the company at the time we have an interested shareholder; and

•	certain other specified transactions involving such interested shareholder.
However, the two-thirds approval is not required under our amended and restated articles of incorporation if such transaction or action is first approved by the greater of:

•	two directors; or

•	two-thirds of our directors (other than such interested shareholder or related parties) who were members of our board of directors on May 15, 1983, or immediately prior to the time such shareholder became the beneficial owner of 20% or more of our common stock.
Holders of at least two-thirds of our outstanding voting stock must approve a proposal to amend these provisions of our amended and restated articles of incorporation.
          Nomination Procedures. Shareholders who wish to recommend individuals for consideration by our governance and nominating committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our governance and nominating committee. Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our governance and nominating committee and to serve if elected by our board of directors or our shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in our restated bylaws, any applicable rules and regulations of the SEC and any applicable laws.
          Shareholder-Proposal Procedures. Shareholders can propose that business other than nominations to our board of directors be considered at an annual meeting of shareholders only if a shareholder follows the advance-notice procedures described in our restated bylaws.
Rights Agreement
          Each share of our common stock, including those that may be issued in an offering under this prospectus or upon the conversion, exchange or exercise of other securities offered under this prospectus, carries with it one common share purchase right. Each right entitles the registered holder to purchase from us one-tenth of a share of common stock at a purchase price of $10 per one-tenth share of common stock, subject to adjustment.
          Until the distribution date for the rights, they will be evidenced by certificates representing shares of common stock and will be transferred only with the shares of common stock. The rights will separate from the shares of common stock and a distribution date for the rights will occur upon the earlier of the following (making the person or group at issue an “acquiring person”):

•	the close of business on the 15th day following a public announcement that a person or group of affiliated or associated persons has acquired, subject to certain exceptions, beneficial ownership of 15% or more of the outstanding shares of our common stock; or

•	the close of business on the 15th day following the first public announcement relating to a tender or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding shares of our common stock (or such later date as may be determined by our board of directors before a person or a group of affiliated or associated persons becomes an acquiring person).
          The rights are not exercisable until the distribution date. They will expire on August 10, 2010, unless extended, redeemed or exchanged in accordance with the rights agreement. Until a right is exercised, the holder of the right, as such, will have no rights as a shareholder including, without limitation, the right to vote or to receive dividends.
          Upon the occurrence of any of the foregoing events, each holder of a right (other than rights beneficially owned by an acquiring person which will thereafter be void) will have the right to receive upon exercise of the right, at an exercise price equal to ten times the purchase price multiplied by the number of one-tenths of a share of common stock subject to the right immediately before the person or group became an acquiring person (the “adjusted exercise price”), a number of shares of our common stock having a market value of two times the adjusted exercise price of the right, subject to certain possible adjustments.
          If, on or after the distribution date or within 15 days prior thereto:

•	we are acquired in a merger or other business-combination transaction; or

•	50% or more of the assets or earning power of our company and our subsidiaries (taken as a whole) are sold in one or a series of related transactions,

then each holder of a right (other than rights that have become void) will have the right to receive, upon exercise of the right at its adjusted exercise price, a number of common shares of the acquiring person (or in certain cases, one of its affiliates) having a market value of two times the adjusted exercise price of the right.
          At any time after a person or group becomes an acquiring person and before the acquisition of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the rights (other than rights that have become void), in whole or in part, for shares of our common stock or equivalent securities at an exchange ratio per right equal to the adjusted exercise price of a right immediately after the person or group becomes an acquiring person divided by the current per share market price of a share of our common stock, subject to adjustment.
          The rights are redeemable at a price of $0.001 per right, subject to adjustment, at any time before a person has become an acquiring person. In certain events specified in the rights agreement, we are permitted temporarily to suspend the exercisability of the rights. Our board of directors may amend the terms of the rights, subject to certain limitations after the distribution date, without the consent of the holders of the rights.
LEGAL OPINIONS
          Faegre & Benson LLP will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.
EXPERTS
          The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
          The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee(1)*	$50,000
Legal Fees and Expenses*	300,000
Trustee Fees and Expenses*	25,000
Transfer Agent Fees and Expenses*	10,000
Accounting Fees and Expenses*	160,000
Blue Sky and Legal Investment Fees and Expenses*	40,000
Printing and Engraving Fees*	70,000
Listing Fees*	60,000
Miscellaneous*	10,000

Total*	$725,000

*	Estimated pursuant to instruction to Item 511 of Regulation S-K.

(1)	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, except for $21,400 with respect to $200,000,000 proposed maximum aggregate offering price of debt securities which may be offered pursuant to the preliminary prospectus supplement filed on the date hereof and any amendment or supplement thereto.

Item 15.	Indemnification of Directors and Officers
          The registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same act or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3 requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

          The underwriters will agree to indemnify, in the applicable underwriting agreement, the directors and officers of the registrant against certain civil liabilities that they may incur under the Securities Act of 1933, as amended, in connection with this registration statement and the related prospectus and applicable prospectus supplement. The registrant also maintains a director and officer insurance policy to cover the registrant, its directors and its officers against certain liabilities.

Item 16.	Exhibits
          The following exhibits are filed as part of this registration statement:

1(a)	Form of Underwriting Agreement for Debt Securities.*
1(b)	Form of Underwriting Agreement for Common Stock.*
4(a)	Amended and Restated Articles of Incorporation.(1)
4(b)	Restated By-Laws (as amended through October 12, 2005).(2)
4(c)	Share Rights Agreement, dated as of July 19, 2000, between the Registrant and Wells Fargo Bank, National Association.(3)
4(d)	Form of Senior Indenture.
4(e)	Form of Subordinated Indenture.*
4(f)	Form of Convertible Subordinated Indenture.
4(g)	Form of Senior Note.
4(h)	Form of Subordinated Note.*
4(i)	Form of Convertible Subordinated Note (included as part of Exhibit 4(f)).
4(j)	Form of Common Stock Certificate.
The registrant and certain of its consolidated subsidiaries have outstanding certain long-term debt. No individual series of such debt exceeds 10% of the total assets of Hutchinson Technology Incorporated and its consolidated subsidiaries. Copies of instruments with respect to long-term debt will be furnished to the Commission upon request.
5	Opinion of Faegre & Benson LLP.
12	Computations of ratios of earnings to fixed charges.
23(a)	Consent of Faegre & Benson LLP (included as part of Exhibit 5).
23(b)	Consent of Deloitte & Touche LLP.
24	Powers of Attorney.
25	Form T-1 Statement of Eligibility of Trustee.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this registration statement.

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2002 (File No. 0-14709).

(2)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 18, 2005 (File No. 0-14709).

(3)	Incorporated by reference to Exhibit 1 to the registrant’s Registration Statement on Form 8-A, dated July 24, 2000 (File No. 0-14709).

Item 17.	Undertakings
          (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          (j) The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson and the State of Minnesota, on the 19th day of January, 2006.

HUTCHINSON TECHNOLOGY INCORPORATED

By:	/s/ Wayne M. Fortun

Wayne M. Fortun
President, Chief Executive Officer and Director
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 19th day of January, 2006 by the following persons in the capacities indicated:

/s/ Wayne M. Fortun Wayne M. Fortun	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ John A. Ingleman John A. Ingleman	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Jeffrey W. Green	Chairman of the Board and Director

* W. Thomas Brunberg	Director

* Archibald Cox, Jr.	Director

* Russell Huffer	Director

* R. Frederick McCoy, Jr.	Director

* William T. Monahan	Director

* Richard B. Solum	Director

*	John A. Ingleman, by signing his name hereto on the 19th day of January, 2006, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being all of the Directors of the registrant.

/s/ John A. Ingleman

John A. Ingleman, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Document Description	Form of Filing

1	(a)	Form of Underwriting Agreement for Debt Securities	*
1	(b)	Form of Underwriting Agreement for Common Stock	*
4	(a)	Amended and Restated Articles of Incorporation(1)	Incorporated by Reference
4	(b)	Restated By-Laws (as amended through October 12, 2005)(2)	Incorporated by Reference
4	(c)	Share Rights Agreement, dated as of July 19, 2000, between the Registrant and Wells Fargo Bank, National Association(3)	Incorporated by Reference
4	(d)	Form of Senior Indenture	Electronic Transmission
4	(e)	Form of Subordinated Indenture	*
4	(f)	Form of Convertible Subordinated Indenture	Electronic Transmission
4	(g)	Form of Senior Note	Electronic Transmission
4	(h)	Form of Subordinated Note	*
4	(i)	Form of Convertible Subordinated Note (included as part of Exhibit 4(f))
4	(j)	Form of Common Stock Certificate	Electronic Transmission
5		Opinion of Faegre & Benson LLP	Electronic Transmission
12		Computations of ratios of earnings to fixed charges	Electronic Transmission
23	(a)	Consent of Faegre & Benson LLP (included as part of Exhibit 5)
23	(b)	Consent of Deloitte & Touche LLP	Electronic Transmission
24		Powers of Attorney	Electronic Transmission
25		Form T-1 Statement of Eligibility of Trustee	Electronic Transmission

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this registration statement.

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2002 (File No. 0-14709).

(2)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed October 18, 2005 (File No. 0-14709).

(3)	Incorporated by reference to Exhibit 1 to the registrant’s Registration Statement on Form 8-A, dated July 24, 2000 (File No. 0-14709).